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                                                                    EXHIBIT 16.7


The Bank of New York Trust Company of Florida, National Association 800 Brickall Avenue
Miami, Fl 33113

Consolidated Report of condition for June 30, 2000

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                                                                                        Dollar Amounts in Thousands
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ASSETS
1.  Cash and balances due from depository institutions:
    a.  Noninterest-bearing balances and currency and coin..................................           3,069
    b.  Interest-bearing balances ..........................................................           7,119
2.  Securities:
    a.  Held-to-maturity securities.........................................................           8,669
    b.  Available-for-sale securities.......................................................             151
3.  Federal funds sold and securities purchased under agreements to resell..................               0
4.  Loans and lease financing receivables:
    a.  Loans and leases. net of unearned income...........................................0
    b.  LESS: Allowance for loan and lease losses..........................................0
    c.  LESS: Allocated transfer risk reserve..............................................0
    d.  Loans and leases, net of unearned Income, allowance, and reserve (item 4.a
        minus 4.b and 4.c..................................................................                0
5.  Trading assets.........................................................................                0
6.  Premises and fixed assets (including capitalized leases)...............................            1,196
7.  Other real estate owned................................................................                0
8.  Investments in unconsolidated subsidiaries and associated companies....................           10,350
9.  Customers' liability to this bank on acceptances outstanding...........................                0
10. Intangible assets......................................................................                0
11. Other assets...........................................................................              919
12. Total assets (sum of items 1 through 11)...............................................           31,363

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                                                                            Dollar Amounts in Thousands
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LIABILITIES
13. Deposits:
                                                                                                        ------------
    a. In domestic offices .................................................                                     810
       (1) Noninterest-bearing .............................................             610
       (2) Interest-bearing.................................................               0
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing .............................................
       (2) Interest-bearing  ...............................................
                                                                                                        ------------
14. Federal funds purchased  and securities sold under agreements to repurchase....................                0
15. a. Demand notes issued to the U.S. Treasury....................................................                0
    b. Trading liabilities.........................................................................                0
16. Other borrowed money (included mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less...............................................            6,000
    b. With a remaining maturity of more than one year through three years.........................                0
    c. With a remaining maturity of more than three years..........................................                0
17. Not applicable
18. Bank's liability on acceptances executed and outstanding.......................................                0
19. Subordinated notes and debentures .............................................................                0
20. Other liabilities .............................................................................            3,631
21. Total liabilities (sum of items 13 through 20).................................................           10,241
22. Not applicable

EQUITY CAPITAL
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23. Perpetual preferred stock and related surplus..................................................                0
24. Common stock...................................................................................              760
25. Surplus (exclude all surplus related to preferred stock).......................................            4,285
26. a. Undivided profits and capital reserves......................................................           18,077
    b. Net unrealized holding gains (losses) on available-for-sale securities......................                0
    c. Accumulated net gains (losses) on cash flow hedges..........................................                0
27. Cumulative foreign currency translation adjustments ...........................................
28. Total equity capital (sum of items 23 through 26.c)............................................           21,122
29. Total liabilities and equity capital (sum of items 21 and 28)..................................           31,363

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